EXHIBIT 5.1

Skadden, Arps, Slate, Meagher & Flom llp
FOUR TIMES SQUARE
	NEW YORK 10036-6522	FIRM/AFFILIATE OFFICES
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WASHINGTON, D.C. WILMINGTON
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	October 3, 2008	BEIJING BRUSSELS
FRANKFURT HONG KONG
Calpine Corporation 717 Texas Avenue		LONDON MOSCOW
Houston, Texas 77002		MUNICH PARIS
SHANGHAI SINGAPORE
	Re: Calpine Corporation Registration Statement on Form S-3	SYDNEY TOKYO
TORONTO VIENNA

Ladies and Gentlemen:

We have acted as special counsel to Calpine Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the sale from time to time by certain selling stockholders (the “Selling Stockholders”) of up to an aggregate of 165,715,835 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) a specimen certificate evidencing the Common Stock, (c) the Company’s Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 19, 2007, (d) the Findings of Fact, Conclusions of Law, and Order Confirming Sixth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated December 19, 2007, (e) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware, (f) the Amended and Restated Bylaws of the Company, as currently in effect, and (g) certain resolutions of the Board of Directors of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  In rendering the opinion set forth below, we have assumed that (i) that the registrar and transfer agent for the Common Stock duly registered the issuance of the Common Stock and countersigned the stock certificates evidencing such Common Stock ; and (ii) that such stock certificates conform to the specimen certificate examined by us.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized and validly issued and is fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher
& Flom LLP